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                                                                    EXHIBIT 10.8




                               LICENSE AGREEMENT


         This Agreement is made and entered into as of the 1st day of May, 1996, by and between the OKLAHOMA MEDICAL RESEARCH FOUNDATION, an Oklahoma nonprofit corporation ("OMRF"), 825 N.E. 13th Street, Oklahoma City, Oklahoma 73104; and ZymeTx, Inc., a corporation duly incorporated under the laws of Delaware ("Licensee"), and maintaining offices at 825, N.E. 13th Street, Oklahoma City, Oklahoma 73104.

RECITALS

         A. OMRF owns: (1) rights in and to technology relating to enzyme specific substrate and inhibitor compounds developed by Symex, Dr. Liav, Mr. Shimasaki and Ms. Hansjergen, including the Licensed Technology further described and defined below, and (2) the Licensed Marks, as also defined below.


         B. Licensee desires to obtain the right to utilize Licensed Technology in order to make, use and sell Licensed Products or Licensed Services (as defined below) and the right to use the Licensed Marks to advertise, market, lease and sell the Licensed Products and Licensed Services.

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

         As used herein:

         1.1 "Agreement" means this Agreement including all Exhibits attached to this Agreement together with any written amendments of any of the foregoing.

         1.2 "Effective Date" shall be that date, on or before November 15, 1996, upon which Licensee consummates Qualified Financing.

         1.3 "Licensed Marks" means the trademarks, service marks and tradenames ViraSTAT(R) and ViraZyme(R) .
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         1.4     "Licensed Patents" means the following United States Patent and Patent Applications:

         (a) Serial Number 07/458,805, filed 12/29/89, "Method for diagnosing Human Influenza and 4-Position modified chromogenic N-Acetylneuraminic Acid Substrates for use therein," Turner, Maher, Clinkscales and Roark inventors;

         (b) Patent Number 5,252,458, issued 10/12/93, "Method for visually detecting the presence of a virus in a clinical specimen," Liav, Maher, Shimasaki, Clinkscales and Roark inventors;

         (c) Serial Number 08/286,573, filed 8/5/94, "Synthesis of 4-Alkoxy-N-Acetylneuraminic Acid," Liav, Hardgrave, Blystone and Turner inventors; and

all divisionals, continuations, reissues, extensions and foreign counterparts of the patent, these patent applications and all patents which issue thereon.

         1.5 "Licensed Process" means any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which the process is practiced.

         1.6 "Licensed Products" means any product or part of a product which:

         (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which the product or part of a product is made, used or sold; or

         (b)     is manufactured using a Licensed Process; or

         (c) is used in a Licensed Process and has no substantial use except in a Licensed Process; or

         (d)     utilizes in whole or in part Licensed Technology.

         1.7 "Licensed Services" means services provided by utilizing a Licensed Process.

         1.8 "Licensed Technology" means the designs, technical information, know-how, knowledge, data, discoveries, inventions, specifications, test results and other information relating to the Symex Technology or the Licensed Patents and known to, or discovered by, OMRF prior to or during the License Term.





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         1.9     "License Term" means the period of time commencing upon the
Effective Date and continuing until the Termination Date.

         1.10    "Licensed Territory" means the world.

         1.11 "Licensee's Auditors" means the independent certified or chartered accountants regularly employed by Licensee to audit its accounts and certify its financial statements.

         1.12 "Net Sales" means for each applicable period, the gross amount invoiced by Licensee or sublicensee (under subparagraph 2.3) to unrelated third parties for sales of Licensed Products and Licensed Services, less:

                 (a)  all trade, quantity, case and other discounts;

                 (b) all commissions, credits, product returns, refunds, rebates, chargebacks, retroactive price adjustments and any other reasonable allowances paid to unrelated third parties;

                 (c) all taxes imposed on the production, sale, delivery or use of the Product or Licensed Services;

                 (d) that portion of the sales value which Licensee can show is associated with delivery systems; and

                 (e) any other similar and customary deductions used to determine net sales pursuant to generally accepted accounting procedures ("GAAP").

         1.13 "Proprietary Information" is defined in Paragraph 8.1 of this Agreement.

         1.14 "Qualified Financing" means the sale by Licensee of common and/or preferred stock of Licensee and the receipt by Licensee of gross cash proceeds in consideration thereof at least equal to Two Million Dollars ($2,000,000).

         1.15 "Required Consents" is defined in Paragraph 13.3 of this Agreement.

         1.16    "Symex" means Symex Corp., a Delaware corporation.

         1.17 "Symex Technology" means all intellectual property, designs, technical information, know-how, knowledge, data, specifications, test results and other information of Symex which was collateral under, and retained by OMRF in full





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satisfaction of, the rights of OMRF under that certain Security Agreement and
Conditional Assignment dated February 13, 1993 by and between OMRF and Symex, and that certain Security Agreement and Conditional Assignment dated March 18, 1993, by and between OMRF and Symex.

         1.18 "Termination Date" means the date of termination under Paragraph 10.2, 10.3 or 10.5.

         1.19 "ZymeTx Common Stock" means the common stock, $0.001 par value, of ZymeTx, Inc.

         1.20 "ZymeTx Preferred Stock" means the redeemable convertible preferred stock, $0.001 par value, of ZymeTx, Inc.

2.       GRANT OF LICENSE

         2.1     License. Subject to the license retained by OMRF in Paragraph
2.2 below and the other terms of this Agreement, OMRF hereby grants to Licensee the exclusive, worldwide right and license:

         (a) during the License Term to use the Licensed Technology to develop, make, have made, use, lease, sell and otherwise commercially exploit Licensed Products, to practice the Licensed Processes and to sell and perform Licensed Services; and

         (b) for ten (10) years from the Effective Date to use the Licensed Marks to advertise, market, use, lease and sell the Licensed Products and Licensed Services. Upon expiration of such ten (10) year period during the License Term, and if, at such time, Licensee is not in default hereunder, OMRF shall, upon the request of Licensee, assign to Licensee all rights in the Licensed Marks together with the goodwill associated therewith.

         2.2 Retained License. OMRF retains on behalf of itself the perpetual, royalty-free right and license to practice the Licensed Technology for noncommercial research and educational purposes.

         2.3 Sublicenses. Provided that written approval of OMRF (expressed by its President) is obtained in advance, which approval shall not unreasonably be withheld, Licensee shall have the right to grant sublicenses under this Agreement.

         2.4 Sublicensee Obligations. All sublicenses granted by Licensee shall provide that the obligations to OMRF of Licensee under Sections 3, 5, 7, 8, 9, 10,





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11 and 12 of this Agreement shall be binding upon sublicensee as if it were a party to this Agreement, and a copy of those sections of this Agreement shall be attached to all sublicense agreements.

         2.5     Sublicense Copies and Reports. Licensee shall provide to OMRF
(1) a copy of all sublicense agreements promptly after execution, and (2) annually, together with the report required in Paragraph 6.1 of this Agreement, copies of all reports received by Licensee from its sublicensees during the preceding twelve (12) month period.

         2.6 No Implied License. The license and right granted in this Agreement shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any technology not specifically identified in this Agreement as "Licensed Technology," nor shall it be construed to confer any rights outside the Licensed Territory.

3.       PAYMENTS AND OTHER CONSIDERATION

         3.1 Amounts. As part of the consideration specified under this Agreement to be given by Licensee for the right and license granted in this Agreement, Licensee shall pay, deliver or procure delivery to OMRF:

         (a) upon the closing of the Qualified Financing, the sum of Eight Hundred and Twenty-Five Thousand Dollars ($825,000); plus

         (b) upon execution of this Agreement, a Promissory Note in the amount of Four Hundred and Twenty-Five Thousand Dollars ($425,000) in the form set forth in Exhibit A to this Agreement which note will not become effective or a debt obligation of Licensee to OMRF until the Effective Date; plus

         (c) upon execution of this Agreement, One Hundred and Fifty-Six Thousand, Two Hundred and Fifty shares (156,250) of ZymeTx Preferred Stock and warrants in the form attached hereto as Exhibit B; plus

         (d) upon execution of this Agreement, Five Hundred and Four Thousand, Two Hundred and Seventy-Two shares (504,272) of ZymeTx Common Stock; plus

         (e) a royalty equal to two percent (2%) of Net Sales of the Licensed Products and Licensed Services Sold by or for the Licensee and its sublicensees. Insofar as Licensee is required to pay royalties to Biota Holdings, Ltd. ("Biota") under its assumption of responsibilities under the





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         Biota Agreement pursuant to Section 4, Licensee shall be entitled to an offset, from the Royalties payable under this subparagraph, in an amount equal to such payments to Biota.

         3.2 Non-cumulative Royalties. Royalties shall be payable by Licensee with respect to all of its or sublicensees' Sales except for resale of such products purchased from Licensor. Royalties shall not become payable at the time of sale, transfer or disposal among Licensee and its sublicensees, but shall become payable only when Licensee or its sublicensees sell such products to a third party, except where such sales to a third party are not contemplated, in which event royalties shall be payable by Licensee when such sale, transfer or disposal among Licensee and its sublicensees occurs.

         3.3 No Multiple Royalties. No multiple royalties shall be payable because any Licensed Product or Licensed Service is covered by more than one patent within the Licensed Patents.

         3.4 Deduction of Taxes. Any income or other tax which Licensee is required to withhold and pay on behalf of OMRF with respect to the royalties payable to OMRF under this Agreement shall be deducted from such royalties prior to remittance to OMRF; provided however, that in regard to any tax so deducted, Licensee shall give OMRF such assistance as may reasonably be necessary to enable OMRF to claim exemption therefrom and to obtain for Licensor the most favorable tax treatment legally possible. In each case Licensee shall furnish OMRF with proper evidence of the taxes so paid on its behalf.

         3.5 Interest. Royalty and other payments required in this Agreement shall, if overdue, bear interest until payment at a par annum rate four percent (4%) above the prime rate in effect at the Chase Manhattan Bank, N.A., New York, New York, U.S.A., on the due date. The payment of such interest shall not foreclose OMRF from exercising any other rights it may have because any payment is late.

         3.6 Currency Conversion and Delivery. All payments required in this Agreement shall be paid in United States dollars, delivered in accordance with Paragraphs 6.2 and 13.1 of this Agreement or to such other place as OMRF may reasonably designate consistent with the applicable laws and regulations in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made at no expense to OMRF at the exchange rate prevailing at the Chase Manhattan Bank, N.A., New York, New York, U.S.A., on the last business day of the calendar quarterly reporting period to which such payment(s) relate.





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         3.7     Board of Directors.  At all times during the period beginning on the date of this Agreement and ending on the closing of Licensee's Initial Public Offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common and/or Preferred Stock for the account of the Licensee, OMRF may designate one
(1) member of Licensee's Board of Directors.

4.       ASSUMPTION OF OBLIGATION OF OMRF TO BIOTA HOLDINGS, LTD.

         The licenses granted to Licensee under Section 2 of this Agreement are subject to and subordinate to the rights of Biota Holdings, Ltd. ("Biota") under that certain Termination Agreement dated February 16, 1993, by and between Biota and Symex, that certain Royalty Agreement of the same date between Biota and Symex and that certain Consent Agreement of the same date by and among Biota, Symex and OMRF (collectively the "Biota Agreements").
Licensee hereby assumes the responsibilities and obligations of OMRF under the Biota Agreements and agrees to indemnify and hold harmless OMRF for any liabilities, damages, royalties, costs or expenses OMRF may incur as a consequence of Licensee's failure to perform or honor the obligations of OMRF under the Biota Agreements.

5.       RECORDS

         5.1 Records of Sales. Licensee shall at all times during the term of this Agreement and for a period of five (5) years after termination of this Agreement keep at its principal place of business true and accurate records of all Sales subject to Section 3 of this Agreement in such form and manner that all royalties owed hereunder to OMRF may be readily and accurately determined. Such records shall include, but not by way of limitation, all information necessary for Licensee's Auditors to prepare the reports required by Section 6 of this Agreement.

         5.2 Inspection. OMRF shall have the right, from time to time, at reasonable times during normal business hours, during the period of this Agreement and for five years thereafter, to examine the records of Licensee for the purpose of verifying the amounts owed to OMRF hereunder and the accuracy of the reports furnished by Licensee and Licensee's Auditors under Section 6 of this Agreement. OMRF shall maintain the confidentiality of all confidential information obtained by it from examination of Licensee's records and shall use such information only for the purposes of this Agreement.





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6.       REPORTS

         6.1 Licensee will provide OMRF with copies of all financial reports presented to Licensee's Board of Directors and a copy of Licensee's Auditors' annual audit report.

         6.2 Licensee will provide OMRF semi-annual payment reports within thirty (30) days of December 30 and June 30. Such reports shall include at least the following:

         (a) the total Net Sales of all Licensed Products and Licensed Services Sold by Licensee and its sublicensees during the preceding six (6) month period and for the calendar year to date;

         (b) the royalties owed to OMRF pursuant to Paragraph 3.1(e) with respect to the preceding six (6) month period and for the calendar year to date;

         (c) the names and address of all new sublicensees of Licensee since the previous report.

         6.3 Payments. With each such report delivered, Licensee shall pay to OMRF all amounts due under this Agreement. If no payments are due, Licensee shall so report.

7.       PATENT PROSECUTION AND PATENT AND TRADEMARK INFRINGEMENT

         7.1 Patent Prosecution. Licensee shall seek prompt issuance of, and maintain during the License Term the patents and patent applications, as the case may be, specifically identified by patent number or application serial number in Paragraph 1.4 of this Agreement. The prosecution and maintenance of all patent applications and patents within the Licensed Patents shall be the primary responsibility of Licensee at Licensee's expense; provided, however, that OMRF (or, at OMRF's option, its patent counsel ) shall be provided copies of all correspondence between Licensee's patent counsel and the U. S. Patent and Trademark Office and foreign associate counsel or other patent offices relating to the Licensed Patents and shall be afforded reasonable opportunities to advise Licensee, and OMRF shall cooperate with Licensee in such prosecution. Licensee shall promptly advise OMRF of the grant, lapse, revocation, surrender, of any threatened invalidation or of its intention to abandon any such patent or application. Licensee shall reimburse OMRF for all out-of-pocket fees, costs and expenses, if any, paid or incurred by OMRF in maintaining the Licensed Patents during the License Term. Licensee shall deliver such reimbursement to OMRF (or, if OMRF





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requests, directly to OMRF's patent counsel) within thirty (30) days after OMRF notifies Licensee from time to time of the amount of such fees, costs and expenses which have been paid or incurred by OMRF.

         7.2 Notice of Infringement. Licensee shall promptly notify OMRF of any alleged infringement of the Licensed Patents or Licensed Marks and of any available evidence of such infringement.

         7.3 Suit By Licensee. Licensee shall have the initial right, but shall not be obligated, to commence suit for any infringement of the Licensed Patents and/or Licensed Marks. The total cost of any such infringement action commenced solely by Licensee shall be borne by Licensee, and Licensee shall retain any recovery or damages awarded in such action.

         7.4 Suit By OMRF. In the event that, after sixty (60) days from notification by Licensee of infringement of the Licensed Patents and/or the Licensed Marks, Licensee has not notified OMRF of its intention to commence an action against the infringer of said Licensed Patents and/or Licensed Marks, OMRF shall have the right to commence an action in its own name and OMRF shall notify Licensee of such commencement. In the event OMRF commences an action against the infringer of said Licensed Patents, Licensee shall have the right to be joined as a party in said litigation and to be represented by counsel of choice, provided that Licensee bear the fees of its counsel. In the event of any recovery, through settlement or otherwise, each of the parties shall be entitled to such portion of the proceeds realized therefrom in an amount equal to the portion of the recovery that is commensurate with such party's contribution to the costs of prosecuting said action (inclusive of such party's attorney fees).

         7.5 Defense. In the event that a declaratory judgment action alleging invalidity, unenforceability or noninfringement of any of the Licensed Patents or Licensed Marks shall be brought against OMRF, OMRF shall not have any obligation to defend such action; provided, however, that if OMRF determines at any time that it does not desire to defend such action, OMRF shall promptly so advise Licensee, and Licensee shall then have the right to defend such action on OMRF's behalf at Licensee's expense, in which event Licensee shall indemnify OMRF against any order for costs or award of sanctions that may be made or entered against OMRF in such proceedings. In the event that a declaratory judgment action alleging invalidity, unenforceability or noninfringement of any of the Licensed Patents shall be brought against Licensee, OMRF, at its option, shall have the right, but shall not be obligated, within ninety (90) days after commencement of such action, to be joined as a defendant in such action at its own expense.





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         7.6     Cooperation. In any suit either party may commence or defend pursuant to its rights under this Agreement in order to enforce or defend the validity or enforceability of the Licensed Patents or Licensed Marks, the other party shall, at the request and expense of the party initiating or defending such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

8.  LICENSED MARKS

         8.1 Limitation. Except as provided in Paragraph 2.1(b), Licensee shall not have or acquire any right, title or interest in the Licensed Marks, or in any other trademark, service mark or tradename that is now owned or hereafter acquired by OMRF and used either alone or in conjunction with other words or names, or in the good will thereof, other than the limited license expressly granted herein. If Licensee, in spite of this provision, acquires any such right, title or interest by operation of law or otherwise prior to exercise of Licensee right under Paragraph 2.1(b), Licensee shall upon request by OMRF reconvey the same to OMRF. Except as provided in Paragraph 2.1(b), Licensee will immediately discontinue use of the Licensed Marks and eliminate the Licensed Marks from all property of Licensee immediately upon the Termination Date; provided, however, that Licensee may promptly thereafter use up any reasonable quantity of goods and packaging materials bearing the Licensed Marks which Licensee may have on hand at the Termination Date.

         8.2 Trademark Application Prosecution. Licensee shall apply for, seek prompt issuance of, and maintain during the License Term the trademark applications and registrations specifically identified by registration number or application serial number on Exhibit A to this Agreement, at Licensee's expense; provided, however, that OMRF (or, at OMRF's option, its intellectual property counsel) shall be provided copies of all correspondence between Licensee's trademark counsel and the U.S. Patent and Trademark Office and foreign associate counsel or other trademark offices relating to the Licensed Marks and shall be afforded reasonable opportunities to advise Licensee, and OMRF shall cooperate with Licensee in such prosecution. Licensee shall promptly advise OMRF of the grant, lapse, revocation, surrender, of any threatened invalidation or of its intention to abandon any such registration or application. Licensee shall reimburse OMRF for all out-of-pocket fees, costs and expenses, if any, paid or incurred by OMRF in maintaining the Licensed Marks during the License Term. Licensee shall deliver such reimbursement to OMRF (or, if OMRF requests, directly to OMRF's intellectual property counsel) within thirty (30) days after OMRF notifies Licensee from time to time of the amount of such fees, costs and expenses which have been paid or incurred by OMRF.





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         8.3  Quality Standards.  Licensee shall at all times maintain high manufacturing quality standards for Licensed Products and similarly high standards for the provision of Licensed Services. Licensee shall provide OMRF, at Licensee's expense, samples of Licensed Products manufactured or sold by Licensee, in such reasonable quantities and at such reasonably frequent intervals as OMRF may prescribe from time to time, for the purpose of enabling OMRF to ascertain whether Licensee is complying with the requirements of this section. OMRF's authorized representative shall have the right from time to time during reasonable business hours to enter the manufacturing and assembly plant or plants of Licensee and to inspect the manufacturing and assembly operations of Licensee with respect to the quality and performance of the Licensed Products being produced. In the event OMRF determines that any Licensed Product or Licensed Service manufactured, used, leased or sold by Licensee does not comply with applicable regulatory requirements or the standards set forth herein, OMRF shall have the right: (a) to require Licensee to comply with such quality standards or, (b) at OMRF's option, to terminate the right and license to use the Licensed Marks granted in this Agreement.

9.       CONFIDENTIALITY

         9.1 Maintenance of Confidentiality. Licensee will not, without the express written consent of OMRF in advance, for any reason or at any time either during or for a period of three years subsequent to the License Term except as otherwise provided in this paragraph, use (except in the course of practicing the licenses granted in this Agreement) or disclose (except as is necessary in the course of marketing and selling Licensed Products or Licensed Services, or obtaining governmental approval to do so, as contemplated in this Agreement) to any person (including without limitation any director, officer or employee of Licensee who is not under an obligation of confidentiality substantially similar to the obligation contained herein) the Licensed Technology or any other information relating to the Licensed Products or the Licensed Services (hereinafter referred to as the "Proprietary Information"). This obligation of non-use and non-disclosure shall not extend to Proprietary
Information:

         (a) which can be demonstrated by Licensee to have been within its legitimate possession prior to the time of disclosure by OMRF;

         (b) which was in the public domain prior to disclosure by OMRF, as evidenced by documents which were generally published prior to such disclosure;





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

         (c) which, after disclosure by OMRF, comes into the public domain through no fault of Licensee;

         (d) which is disclosed to Licensee by a third party having legitimate possession thereof and the unrestricted right to make such disclosure; or

         (e) which is disclosed by Licensee to a third party in connection with a valid business purpose and the third party executes a Confidentiality Agreement with Licensee containing obligations of confidentiality substantially similar to the obligation contained herein, but prohibiting further disclosures.

         9.2 Prior Agreements. The provisions of this Agreement supersede and shall be substituted for any terms of any prior confidentiality agreement between Licensee and OMRF which are not consistent with this Agreement.

10.      TERM AND TERMINATION

         10.1 Duration. This Agreement shall commence upon the date hereof and shall continue until the Termination Date.

         10.2 Termination. OMRF shall have the right to terminate this Agreement on the occurrence of any one or more of the following events:

         (a) default by Licensee on any payment required pursuant to the Promissory Notes provided for in paragraph 3.1(b);

         (b) default by Licensee on any payment required pursuant to royalties on the sales of Licensed Products and Licensed Services provided for in paragraph 3.1(e);

         (c) failure of Licensee to render reports to OMRF as required by this Agreement;

         (d) any assignment by Licensee of substantially all of its assets for the benefit of creditors;

         (e) placement of Licensee's assets in the hands of a receiver unless the receivership is dissolved within thirty (30) days thereafter;





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         (f)     failure to consummate a Qualified Financing on or before
         November 15, 1996; or

         (g) the material breach by Licensee of any other term of this Agreement.

         10.3 Exercise. OMRF may exercise its right of termination by giving Licensee, its trustees or receivers or assigns, five (5) days prior written notice in the case of paragraph 10.2(a) or thirty (30) days prior written notice in the cases of paragraphs 10.2(b) through 10.2(g) of OMRF's election to terminate. Upon the expiration of such period, this Agreement shall automatically terminate unless the other party has previously cured the breach or condition permitting termination under the preceding paragraph, in which case this Agreement shall not terminate. Such notice and termination shall not prejudice OMRF's rights to any royalties and other sums due hereunder and shall not prejudice any cause of action or claim of OMRF accrued or to accrue on account of any breach or default by Licensee.

         10.4 Failure to Enforce. The failure of OMRF at any time, or for any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or the right of OMRF thereafter to enforce each and every such provision.

         10.5 Termination by Licensee. Licensee may terminate this Agreement at any time by giving OMRF six months prior written notice of Licensee's election to terminate.

         10.6 Effect. In the event this Agreement is terminated for any reason whatsoever, Licensee shall not have any right to return of any payments of any kind theretofore made by it to OMRF pursuant to this Agreement, Licensee shall return, or at OMRF's direction destroy, all plans, drawings, papers, notes, writings and other documents, samples, organisms, biological materials and models pertaining to the Licensed Technology, retaining no copies, and Licensee shall refrain from using or publishing any portion of the Licensed Technology as provided in Section 9 of this Agreement. Upon the Termination Date, Licensee shall cease manufacturing, processing, producing, using, selling or distributing Licensed Products and Licensed Services; provided, however, that Licensee may continue to sell in the ordinary course of business for a period of ninety (90) days reasonable quantities of Licensed Products which are fully manufactured and in Licensee's normal inventory at the Termination Date if:

         (a) all monetary obligations of Licensee to OMRF have been satisfied and





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         (b)     royalties on such sales are paid to OMRF in the amounts and in the manner provided in this Agreement.

The provisions of Sections 9, 11 and 12 of this Agreement shall remain in full force and effect notwithstanding any termination of this Agreement.

11.      INDEMNIFICATION AND INSURANCE

         11.1 Indemnification. Licensee shall defend, indemnify, and hold harmless OMRF and its officers, directors, trustees and employees and all of its heirs, executors, administrators and legal representatives ("Indemnitees") from and against any and all claims, demands, loss, liability, expense or damage (including investigative costs, court costs and attorneys' fees) Indemnitees may suffer, pay or incur as a result of claims, demands or actions against any of the Indemnitees arising or alleged to arise by reason of or in connection with any and all personal injury, economic loss and property damage caused or alleged to be caused or contributed to in whole or in part by the manufacture, use, lease, sale or sublicense of Licensed Products or Licensed Services by Licensee, whether asserted under a tort or contractual theory or any other legal theory. Licensee's obligations under this paragraph shall survive the Termination Date.

         11.2 Insurance. Without limiting Licensee's indemnity obligations under the preceding paragraph, Licensee represents that before any Licensed Product or Licensed Service is Sold, there will be a liability insurance policy in force and agrees that Licensee shall maintain throughout the License Term and for at least ten (10) years after the Termination Date such policy which:

         (a) Insures Indemnitees for all claims, demands and actions mentioned in the preceding paragraph of this agreement;

         (b) Includes a contractual endorsement providing coverage for all liability which may be incurred by Indemnitees in connection with this Agreement;

         (c) Requires the insurance carrier to provide OMRF with no less than thirty (30) days written notice of any change in the terms or coverage of the policy or its cancellation; and

         (d) Provides Indemnitees product liability coverage in an amount not less than Ten Million Dollar ($10,000,000) combined single limit for bodily injury and property damage liability, subject to a deductible of not more than Ten Thousand Dollar ($10,000) per occurrence.

         11.3 Notice of Claims. Licensee will promptly notify OMRF of all claims involving Products and will advise OMRF of the policy amounts that might be needed to defend and pay any such claims. In the event OMRF believes the sum of such policy amounts may exceed Licensee's total insurance coverage, OMRF may request and Licensee shall acquire additional coverage, not to exceed the amounts set forth in the preceding subparagraph of this Agreement, in order fully to protect OMRF as set forth above.

         11.4 Insurance After Termination. Licensee hereafter shall, during the License Term and for a period of ten (10) years after the Termination Date, provide OMRF copies of liability policies which comply fully with this agreement. If Licensee fails at any time to maintain insurance as required in this Agreement, OMRF may (but shall be under no obligation to) purchase its own policy providing all or any of the coverage and recover from Licensee the cost thereof, which shall be payable on demand.

         11.5 Compliance with Securities Laws. Licensee represents that any sales of its securities that shall be affected subsequent to the date hereof shall only be made, and that any activities to raise funds with which Licensee will satisfy any of its obligations to OMRF hereunder will only be conducted, in compliance with all applicable laws, including without limitation all applicable federal, state or foreign securities laws. Through the closing of the Qualified Financing, Licensee shall retain independent legal counsel to advise Licensee with respect to the liabilities and obligations arising out of, among other things, the raising of funds by Licensee to fund its payment obligations to OMRF hereunder and the offers or sales of securities by licensee. Such counsel shall be experienced and competent in corporate and securities matters such as the foregoing and shall be reasonably acceptable to OMRF. It is understood and agreed that current counsel to Licensee, Phillips McFall McCaffrey McVay & Murrah, P.C., and Douglas A. Branch who is counsel to said firm, is acceptable to OMRF.

         11.6 Indemnification by Licensee. Licensee shall indemnify and hold harmless Indemnitees against and with respect to all losses, damages, claims, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred or sustained by any of them as a result of, or arising out of, any violation, breach or nonfulfillment on the part of Licensee of any representation, warranty, covenant or agreement made by Licensee pursuant to this Agreement. OMRF or other indemnified party hereunder shall notify in writing Licensee promptly after it or they acquire actual knowledge of any action or claim against it or them hereunder which may give rise to liability of Licensee pursuant to this paragraph. Licensee may, at its own expense, through legal counsel approved by OMRF, defend or settle any such claim or action, provided that Licensee posts security that is adequate in the reasonable discretion of OMRF to protect OMRF or the other indemnified party or parties and provided OMRF is notified in writing of Licensee's intent to do so defend within ten days after Licensee has been notified by OMRF or such other indemnified party of such claim or action.

         11.7 Contribution by Licensee. If the indemnification provided for in the immediately preceding paragraph is unavailable or insufficient to hold harmless an indemnified party in respect of any of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above, then Licensee shall contribute to the amount paid or payable by each such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Licensee on the one hand and OMRF and any other indemnified parties on the other from the activities from which such losses, claims, damages or liabilities arose, as well as the relative fault of Licensee on the one hand and OMRF on the other in connection with the actions or inactions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

12. MERCHANTABILITY, EXCLUSION OF WARRANTIES, LIMITATION OF LIABILITY AND LICENSEE'S WARRANTIES

         12.1 Warranty. Licensee possesses the expertise and skill in the technical areas in which the Licensed Products and Licensed Processes are involved necessary to make, and has made, its own evaluation of the capabilities, safety, utility and commercial application of the Licensed Technology, Licensed Products and Licensed Processes.

         ACCORDINGLY, OMRF MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES OR LICENSED SERVICES AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY OR COMMERCIAL APPLICATION OF LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES AND LICENSED SERVICES.

         12.2    Limitation of Liability.

         OMRF SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL OR OTHER DAMAGES SUFFERED BY LICENSEE OR ANY OTHERS RESULTING FROM THE USE OF THE LICENSED TECHNOLOGY, LICENSED PRODUCTS, LICENSED PROCESSES OR LICENSED SERVICES.

         12.3 Representations and Warranties of Licensee. Licensee hereby makes the following representations and warranties to OMRF, which representations and warranties, together with all other representations and warranties of Licensee in this Agreement, are true and correct on the date hereof:

         (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Licensee, as each may have been amended, (b) with or without the giving of notice or the lapse of time or both (i) result in a breach of, or violate, or be in conflict with or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required under, any security instrument, mortgage, note, debenture, indenture, loan, lease, contract, agreement or other instrument, to which Licensee is a party or by which it or any of its properties or assets may be bound or affected, or (ii) result in the loss or adverse modification of any lease, franchise, license or other contractual right or other authorization granted to or otherwise held by Licensee, (c) require the consent of any party to any such agreement or commitment to which Licensee is a party or by which any of its properties or assets are bound, (d) result in the creation or imposition of any lien, claim or encumbrance upon any property or assets of Licensee, (e) require any consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or arbitrator to which Licensee is subject or by which any of its properties or assets may be bound or affected.

         (c) All action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly taken, and this Agreement constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms.

         (d) There are no claims (relating to patent infringement or any other matters), actions, suits, proceedings, arbitrations or investigations pending or, to the best of Licensee's knowledge, threatened, against Licensee which if adversely determined would adversely affect the Licensed Technology (or the patentability thereof) or other technology practiced by Licensee, or Licensee's ability to enter into or carry out this Agreement or use or license Licensed Technology.

13.      MISCELLANEOUS AND GENERAL

         13.1 Export Controls. Licensee acknowledges that OMRF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and that its obligations hereunder are contingent on compliance with all applicable United States export and other laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency. OMRF neither represents that a license shall not be required nor that, if required, it shall be issued.

         13.2 Legal Compliance. Licensee agrees that it will comply with all applicable laws and regulations relating to its manufacture, processing, production, use, advertisement, marketing, sale and distribution of Licensed Products and Licensed Services and that it will not at any time take any action which would cause OMRF or Licensee to be in violation of any of such applicable laws and regulations.

         13.3 Required Consents. Licensee shall obtain any and all licenses, permits, approvals or authorizations ("Required Consents") required by any governmental entity or agency having jurisdiction over the transactions contemplated by this Agreement. OMRF shall cooperate with, and provide reasonable assistance to, Licensee in obtaining the Required Consents; provided, however, that Licensee shall reimburse OMRF for all of OMRF's out-of-pocket expenses incurred in providing such assistance.

         13.4 Independent Contractor. Licensee's relationship to OMRF hereunder shall be that of a licensee only. Licensee shall not be the agent of OMRF and shall have no authority to act for or on behalf of OMRF in any matter. Persons retained by Licensee as employees or agents shall not by reason thereof be deemed to be employees or agents of OMRF.

         13.5 Patent Marking. Licensee agrees to mark the Licensed Products sold in the United States and, to the extent practical, identify all Licensed Services with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be to the extent practical marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

         13.6 Use of Names. None of the names of OMRF or any officers, trustees, directors or employees of either may be used by Licensee in any manner for announcing, advertising, promoting or marketing of Licensed Products, Licensed Services, Licensed Processes or securities of Licensee unless the written permission of OMRF, or the individual, as the case may be, is obtained in advance.

         13.7 Interpretation. The parties are equally responsible for the preparation of this Agreement, and in any judicial proceeding the terms hereof shall not be more strictly construed against one party than the other.

         13.8 Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have bean executed in the State of Oklahoma, U.S.A. This Agreement shall not become effective or binding upon OMRF until signed on its behalf by its President.

         13.9 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Oklahoma and the United States of America.

         13.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement of the breach thereof will be settled by arbitration in Oklahoma City, Oklahoma, before and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award rendered in that arbitration will be binding on the parties hereto, and judgement upon the award can be entered by any court having jurisdiction thereof. Without detracting from the generality of the foregoing, the following specific provisions also will apply:

         (a) The proceedings will be held by a panel of three arbitrators, each party having the right to select one arbitrator, with the third to be selected in accordance with the Rules of the American Arbitration Association;

         (b) The parties, by mutual agreement, can also provide that all or part of the arbitration proceedings be held outside of Oklahoma City, Oklahoma; in this event, the parties will equally bear any specific expenses resulting from that decision;

         (c) Before rendering their final decisions, the arbitrators will first act as friendly, disinterested parties for the purpose of helping the parties reach compromise settlements on the points in dispute; and

         (d) The costs of the arbitration will be in the discretion of the arbitrators, provided, however, that no party is obliged to pay more than its own costs, the costs of the arbitrator it has nominated, and the cost of the third arbitrator.

         13.11 Notices. All notices, statements and reports required or contemplated herein by one party to the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of five (5) days after deposit in a lawful mail depository in the country of residence of the party giving the notice, registered or certified airmail postage prepaid, and addressed as follows:

         If to OMRF:      Attention: President
                               Oklahoma Medical Research Foundation
                               825 N. E. 13th Street
                               Oklahoma City, Oklahoma 73104
                               Facsimile:       (405) 271-3980

         With a copy to:  John S. Pratt, Esq.
                               Kilpatrick & Cody
                               1100 Peachtree Street
                               Atlanta, GA 30309-4530
                               Facsimile:       (404) 815-6555

         If to Licensee:  Attention:  President
                               ZymeTx, Inc.
                               825 N.E. 13th Street
                               Oklahoma City, Oklahoma 73104
                               Facsimile:       (405) 271-1708

          With a copy to:  Douglas A. Branch, Esq.
                               Phillips McFall McCaffrey McVay &
                               Murrah, P.C.
                               Twelfth Floor
                               One Leadership Square
                               211 N. Robinson
                               Oklahoma City, Oklahoma 73102
                               Facsimile:       (405) 235-4133

         Either party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains acknowledgement by telex, facsimile or cable that such notice has been received by the party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgement has been transmitted.

         13.12 Assignments and Inurement. Licensee shall not grant, transfer, convey, sublicense or otherwise assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of OMRF except as explicitly permitted in this Agreement, and any attempt to do so shall be of no effect; however, this Agreement shall be assignable by OMRF. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         13.13 Entire Agreement. This Agreement constitutes the entire agreement between OMRF and Licensee with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

         13.14 Headings. The section and paragraph headings are for convenience only and are not a part of this Agreement.

         13.15 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                           OKLAHOMA MEDICAL RESEARCH FOUNDATION


                                           By: /s/ WILLIAM G. THURMAN
                                              ----------------------------------
                                                   William G. Thurman, M.D.
                                                   President & Chief Scientific
                                                   Officer


                                           Licensee:

                                           ZymeTx, Inc


                                           By: /s/ PETER G. LIVINGSTON
                                              ----------------------------------
                                                   Peter G. Livingston
                                                   President